Exhibit 4-a

ARTICLES OF INCORPORATION
OF
PETROLEUM & RESOURCES CORPORATION

                     FIRST:   THE UNDERSIGNED, J. G. Whitney, whose post-office address is 201 North Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, does, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, hereby act as incorporator with the intention of forming a corporation.

                     SECOND:  The name of the Corporation is Petroleum & Resources Corporation.

                     THIRD:   The purposes for which the Corporation is formed are to conduct, operate and carry on the business of an investment company, to acquire by purchase, subscription, contract or otherwise, and to invest in, hold for investment or otherwise, to sell or exchange or contract to sell or exchange, to mortgage, pledge or otherwise dispose of or turn to account or realize upon, and generally to deal in and with, all forms of securities, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or evidences of interest therein; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland.

                     FOURTH:   The post-office address of the principal office of the Corporation in this State is 201 North Charles Street, Baltimore, Maryland, 21201.

                     FIFTH:   The name and post-office address of the resident agent of the Corporation are Robert J. M. Wilson, 201 North Charles Street, Baltimore, Maryland 21201. Said resident agent is a citizen of the State of Maryland and resides therein.

                     SIXTH:   The total number of shares of stock which the Corporation shall have authority to issue is 8,500,000 shares with an aggregate par value of $32,500,000, divided into two classes consisting of (a) 1,000,000 shares of Convertible Preferred Stock of the par value of $25 each, and (b) 7,500,000 shares of Common Stock of the par value of $1 each.

                     The following is a description of each class of stock which the Corporation is authorized to issue and a statement of the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof granted to or imposed upon the shares of each class.

                     1.    Issuance of Convertible Preferred Stock in Series.   (a)  Subject to the provisions of Section 3(g) of this Article Sixth, the shares of Convertible Preferred Stock may be issued from time to time as shares of one or more series of Convertible Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to fix the following:

          (i)     The distinctive serial designation and number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii) The annual dividend rate for such series and the times of payment of dividends;

(iii) The redemption provisions (including the date or dates upon or after which the shares shall be redeemable) and the redemption price or prices for such series; and

          (iv)     The terms and conditions (with or without limitations) on which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or series thereof including the price or prices or the rate or rates and the time or times of conversion or exchange and the terms and conditions of adjustment thereof, if any.

                     (b)     All shares of Convertible Preferred Stock, regardless of series, shall be of equal rank with each other and there shall be no preference or priority of one series over any other series upon any distribution of assets or in respect of the payment of dividends. All shares of Convertible Preferred Stock shall be identical with each other in all respects except as provided in or permitted by Section 1(a) of this Article Sixth; and the shares of Convertible Preferred Stock of any one series shall be identical with each other in all respects except as to dates from and after which dividends thereon shall be cumulative.

                     2.    Dividends.   (a)   The holders of Convertible Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends (which shall be cumulative whether or not in any dividend period or periods there shall be surplus available for the payment of such dividends) at the annual rate for such series and at such times as fixed by the Board of Directors in accordance with Section 1 of this Article Sixth in respect of such series, and no more; provided that if dividends on any shares of Convertible Preferred Stock shall be cumulative from a date less than thirty days prior to the first dividend payment date after issuance of such shares, the dividend for such first dividend period shall not be payable on such first dividend payment date but shall be payable on the next dividend payment date. Such dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares to which dividends have been paid, unless no dividends have been paid, then from the date of original issue of such shares or the shares in exchange for which such shares were issued and unless the date of issue of such shares is a dividend payment date or is a date after the record date for a determination of holders of shares of such series entitled to receive a dividend and before such dividend payment date, in either of which events such dividends shall be cumulative from such dividend payment date, provided, however, that if dividends shall not be paid to that dividend payment date, then dividends shall be cumulative from the dividend payment date to which dividends have been paid or, if no dividends have been paid, to the date of original issue of such shares or the shares in exchange for which such shares were issued. In case cumulative dividends are not paid in full, the shares of all series of Convertible Preferred Stock shall participate ratably in the payment of dividends (including accumulations, if any), in proportion to the amounts which would be payable on said shares if all cumulative dividends had been declared and paid in full. The holders of shares of Convertible Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section 2.

                     (b)     No dividends shall be paid, or declared or set apart for payment, on any share of Convertible Preferred Stock of any series for any dividend period unless at or prior to such time a dividend for each dividend period terminating on the same or any earlier date shall have been paid, or declared and set apart for payment, ratably in proportion to the respective annual dividend rates fixed therefor, on all shares of Convertible Preferred Stock of all series then issued and outstanding.

                     (c)     So long as any shares of Convertible Preferred Stock are outstanding, no dividend (except a dividend payable in Common Stock) whatever shall be paid or declared at any time, and no distribution declared or made, on any Common Stock nor shall any shares of Common Stock be purchased or otherwise acquired for value at any time by the Corporation or any subsidiary:

           (i)     unless all dividends on the Convertible Preferred Stock of all series for all past dividend periods and for the then current dividend period (other than the first dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of this Section 2) shall have been paid, or declared and set apart for payment, in full; and

          (ii)     unless at the time of the declaration of such dividend or distribution on the Common Stock or purchase of Common Stock, the Convertible Preferred Stock shall have an asset coverage (as hereinafter defined) of at least 200% after deducting the amount of such dividend, distribution or purchase price, as the case may be.

                     3.    Redemption and Acquisition.   (a)   The Corporation at its option (expressed by resolution of its Board of Directors) may (except as otherwise provided by the Board of Directors in accordance with Section 1 of this Article Sixth in respect of any series) redeem the outstanding shares of Convertible Preferred Stock, or of any one or more series thereof, at any time in whole, or from time to time in part, upon notice duly given as hereinafter specified, at the applicable redemption price or prices for such shares (as fixed in accordance with Section 1 of this Article Sixth in respect of any series), including, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption; provided, however, that if and so long as all dividends on the Convertible Preferred Stock of all series for all past dividend periods and the then current dividend period shall not have been paid, or declared and set apart for payment, the Corporation shall not redeem less than all of the shares of Convertible Preferred Stock at the time outstanding, and neither the Corporation nor any subsidiary of the Corporation shall purchase or otherwise acquire for value any of the shares of Convertible Preferred Stock at the time outstanding.

                     (b)      Notice of every such redemption of Convertible Preferred Stock of any series shall be given in accordance with the applicable provisions of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder as in effect at the time such notice is given and (i) if all the shares of such series are held of record by not more than 100 holders, shall be given by mailing such notice not less than 30 days nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation, or (ii) if the shares of such series are held of record by more than 100 holders, shall be given by publication at least once in each of two successive calendar weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, the City and State of New York, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for such redemption, and notice of such redemption shall also be mailed not less than 30 days nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation; provided, however, that neither failure to mail any such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares so to be redeemed as to which a notice was properly mailed.

                     (c)      In the case of any redemption of a part only of the Convertible Preferred Stock of any series at the time outstanding, the redemption may (subject to any provisions made by the Board of Directors in accordance with Section 1 of this Article Sixth in respect of any series) be either pro rata or by lot, as determined by the Board of Directors.

                     (d)      If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the rights of the holders thereof to receive the amount payable on redemption thereof, without interest, and the right to exercise, until the close of business on the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired.

                     (e)     If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company, designated in such notice, organized under the laws of the United States of America or the State of New York, doing business in the Borough of Manhattan, City and State of New York and with combined capital and surplus of not less than $50,000,000, in trust for the pro rata benefit of the holders of the shares so called for redemption, then notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, until the close of business on the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Corporation from time to time.

                     (f)      Any funds so set aside or deposited, as the case may be, and unclaimed at the end of four years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof, provided that any funds so set aside or deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of setting aside or deposit, as the case may be, shall be released or repaid to the Corporation forthwith.

                     (g)      Shares of Convertible Preferred Stock of any series which have been issued and have been subsequently acquired by the Corporation through conversion or by redemption shall be retired and cancelled and shall not be reissued.

                     4.    Action by Corporation Requiring Approval of Convertible Preferred Stock.   (a)   Subject to the provisions of Sections 4(b) and 4(c), the consent of the holders of not less than a majority of the shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

          (i)     any increase in the number of authorized shares of Convertible Preferred Stock or the authorization or issuance of any series (other than the initial series) of Convertible Preferred Stock or the authorization of, or any increase in the number of authorized shares of, any class of stock ranking on a parity with the Convertible Preferred Stock; or

(ii) any plan of reorganization, within the meaning of the Investment Company Act of 1940, adversely affecting such shares; or

(iii) any action requiring a vote of security holders of the Corporation as in Section 13(a) of that Act provided.

                     The provisions of Sections 4(a) (ii) and 4(a) (iii) shall remain in effect notwithstanding the amendment or repeal of the Investment Company 4ct of 1940.

                     (b)      Subject to the provisions of Section 4(c), the consent of the holders of not less than two-thirds of the shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

(i) the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the By-Laws of the Corporation which would affect materially and adversely any preference or relative, participating, optional or other special right, qualification, limitation or restriction of the Convertible Preferred Stock; provided, however, that if any such amendment, alteration or repeal would affect materially and adversely any preference or relative, participating, optional or other special right, qualification, limitation or restriction of one or more, but not all, of the series of Convertible Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if required by law, in addition to) the consent of the holders of two-thirds of the shares of Convertible Preferred Stock as a class; or

(ii) the authorization of, or any increase in the number of authorized shares of, any class of stock ranking prior to the Convertible Preferred Stock.

                     (c)      No consent of the holders of Convertible Preferred Stock or of any series thereof which would otherwise be required to permit, effect or validate any action of the Corporation pursuant to the provisions of this Section 4 shall be required if, prior to or concurrently with such action, provision shall be made, in accordance with the provisions of Section 3 of this Article Sixth, for the redemption of all outstanding shares of Convertible Preferred Stock or all outstanding shares of such series, as the case may be, and all funds necessary for such redemption shall be deposited in trust in accordance with the provisions of Section 3(e) of this Article Sixth.

                     5.    Voting Rights.   (a)   Except as required by law or as otherwise specifically provided in this Section 5, the holders of shares of Convertible Preferred Stock and the holders of Common Stock shall vote together as one class on all matters voted upon by stockholders other than those matters which require approval of the holders of shares of Convertible Preferred Stock pursuant to the provisions of Section 4 of this Article Sixth. Each holder of record of Convertible Preferred Stock shall be entitled to one vote for each share of Convertible Preferred Stock standing in his name on the books of the Corporation, and each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

                     (b)     Except as provided in Section 5(c), at each annual meeting of stockholders of the Corporation and at all other meetings of stockholders at which directors are to be elected (excepting elections to fill vacancies), the holders of Convertible Preferred Stock, voting separately as a class, shall be entitled to elect two members of the Board of Directors of the Corporation and the holders of Common Stock, voting separately as a class, shall be entitled to elect the balance of the members of the Board of Directors of the Corporation.

                     (c)      If at any time dividends on the outstanding shares of the Convertible Preferred Stock shall be unpaid in an amount equal to two full years’ dividends, a special meeting of stockholders shall be called and held as soon thereafter as practicable and at such meeting and at all subsequent meetings of stockholders at which directors are to be elected (excepting elections to fill vacancies), the holders of Convertible Preferred Stock shall have the right, voting separately as a class, to elect the smallest number of directors which shall constitute a majority of the members of the Board of Directors of the Corporation, and the holders of Common Stock, voting separately as a class, shall have the right to elect the balance of the members of the Board of Directors of the Corporation. The term of office of each director in office at the time directors are elected at such special meeting shall then cease unless he is then reelected. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Convertible Preferred Stock for all past dividend periods, the voting rights stated in the first sentence of this Section 5(c) shall cease, and a special meeting of stockholders shall be called and held as soon thereafter as practicable and at such meeting and at all subsequent meetings of stockholders at which directors are to be elected (excepting elections to fill vacancies), the holders of Convertible Preferred Stock and Common Stock shall have the right to elect the members of the Board of Directors as stated in Section 5(b), subject to the revesting of the rights of such holders as provided in the first sentence of this Section 5(c) in the event of any subsequent default in the payment of two full years’ dividends on the Convertible Preferred Stock. The term of office of each director in office at the time directors are elected at the last mentioned special meeting shall then cease unless he is then reelected.

                     (d)      Any vacancy in the office of any director elected by the holders of Convertible Preferred Stock may be filled by the remaining directors so elected or by the remaining director so elected if only one or, if not so filled, by the holders of Convertible Preferred Stock at any meeting of stockholders for the election of directors held thereafter, and any vacancy in the office of any director elected by the holders of Common Stock may be filled by the remaining directors so elected or by the remaining director so elected if only one or, if not so filled, by the holders of Common Stock at such meeting.

                     (e)      Notwithstanding the provisions of Article Tenth of the Articles of Incorporation of the Corporation, directors elected by the holders of Convertible Preferred Stock pursuant to the provisions of this Section 5 may be removed from office only by the vote of the holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, at a meeting of stockholders of the Corporation called for this purpose. The holders of Convertible Preferred Stock shall have no right to vote upon the removal of directors elected by the holders of Common Stock pursuant to the provisions of this Section 5.

                     6.    Liquidation of the Corporation.   The holders of Convertible Preferred Stock of each series shall be entitled to receive $25 per share in case of any involuntary, and the redemption price at the time in effect in the event of any voluntary, liquidation, dissolution or winding up of the Corporation plus in each case all accrued and unpaid dividends computed to the date fixed for the payment of such distributive amounts out of the assets of the Corporation, before any distribution or payment shall be made to the holders of Common Stock; and the holders of Common Stock shall be entitled, to the exclusion of the holders of the Convertible Preferred Stock of any and all series, to share ratably in all the remaining assets of the Corporation in accordance with their respective rights. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets available for distribution shall be insufficient to pay in full the amounts so payable to the holders of Convertible Preferred Stock, all the shares of Convertible Preferred Stock of all series shall participate ratably in any distribution of assets in proportion to the amounts which would be payable on such distribution if all amounts payable were paid in full. Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

                     7.    Definitions.   For all purposes of this Article Sixth:

                     The term “accrued and unpaid dividends” when used with reference to any share of any series of Convertible Preferred Stock shall mean an amount computed at the annual dividend rate for the shares of such series from the date on which dividends on such share become cumulative to and including the date to which such dividends are to be accrued (including an amount equal to a dividend at such rate for the elapsed portion of the current dividend period), less the aggregate amount of all dividends theretofore paid, or declared and set apart for payment, on such share; but no interest shall be payable upon any arrearages.

                     The term “asset coverage” shall mean the ratio which the “value” (as defined in Section 2(a)(41)(B) of the Investment Company Act of 1940) of the total assets of the Corporation, less all liabilities and indebtedness not represented by senior securities (as defined in that Act), bears to the aggregate amount of “senior securities representing indebtedness” (as defined in that Act) of the Corporation plus the aggregate of the involuntary liquidation preference of the Convertible Preferred Stock.

                     The term “Investment Company Act of 1940” shall mean that Act as it is in effect on the date this Article Sixth shall become effective.

                     The term “stock ranking on a parity with the Convertible Preferred Stock” shall mean any stock of the Corporation, hereafter authorized, which has preference on a parity with the Convertible Preferred Stock either in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                     The term “stock ranking prior to the Convertible Preferred Stock” shall mean any stock of the Corporation, hereafter authorized, which has preference over the Convertible Preferred Stock either in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                     SEVENTH:   The number of directors of the Corporation shall be seven, which number may be increased or decreased pursuant to the by-laws of the Corporation and shall never be less than three. The names of the directors who shall act until the first annual meeting and until their successors are duly chosen and qualify are:

George E. Clark Sylvan C. Coleman W. D. MacCallan W. Perry Neff	William H. Patterson John C. Prizer, Jr. Robert J. M. Wilson

                     EIGHTH:   The Board of Directors may issue any shares of the authorized but unissued common stock, or securities convertible into shares of common stock, of the Corporation, or may dispose of any shares of the issued common stock of the Corporation acquired by the Corporation and held in its treasury or any securities of the Corporation convertible into shares of its common stock, at any time or from time to time, in such manner and for such consideration as said Board of Directors in their sole and uncontrolled discretion may deem proper, and no holder of shares of stock or other securities of the Corporation shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock or other securities of the Corporation, whether now or hereafter authorized or whether issued for money or for a consideration other than money.

                     NINTH:   The by-laws may be adopted, amended or repealed by vote of the stockholders or by the Board of Directors upon the affirmative vote of a majority of the entire Board, but any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

                     TENTH:   Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, such action may be taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

                     IN WITNESS WHEREOF, the undersigned incorporator of Petroleum & Resources Corporation who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

/s/ J. G. WHITNEY

ARTICLES SUPPLEMENTARY
CREATING SERIES OF
CONVERTIBLE PREFERRED STOCK
OF
PETROLEUM & RESOURCES CORPORATION

                     PETROLEUM & RESOURCES CORPORATION, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                     FIRST:   Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article SIXTH of the charter of the Corporation, the Board of Directors has duly classified 1,000,000 shares of the Convertible Preferred Stock of the Corporation, and has provided for the issuance of the same, as “$1.75 Convertible Preferred Stock”, having a par value of $25 per share.

                     SECOND:   A description of the $1.75 Convertible Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set by the Board of Directors is as follows:

                     1.    Dividends.   The annual dividend rate for the shares of this series shall be $1.75 a share. Dividends at the annual rate shall be payable quarterly on the first day of each February, May, August and November.

                     2.    Redemption Prices.   The shares of this series may be redeemed at any time in whole or from time to time in part, by the Corporation pursuant to Section 3 of Article Sixth of the Articles of Incorporation, as amended. The redemption price for any shares of this series which are redeemed pursuant to said Section 3 shall be $27.00 per share if the date fixed for redemption is not later than June 30, 1978; $26.60 per share if the date fixed for redemption is thereafter but not later than June 30, 1979; $26.20 per share if the date fixed for redemption is thereafter but not later than June 30, 1980; $25.80 per share if the date fixed for redemption is thereafter but not later than June 30, 1981, $25.40 per share if the date fixed for redemption is thereafter but not later than June 30, 1982, and $25.00 per share if the date fixed for redemption is on or after July 1, 1982, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

                     3.    Conversion Provisions.   (a)   Shares of this series may, at the option of the holder, be converted into Common Stock of the Corporation (as such shares of Common Stock may be constituted on the conversion date) at the rate of ..9302 shares of Common Stock for each share of this series (equivalent to a conversion price of $26.875, with each share of this series having a value upon conversion of $25) which rate shall be subject to adjustment as provided in subparagraphs 3(d) and 3(e) below (such rate as so adjusted hereinafter called the “conversion rate”); provided that, as to any shares of this series which shall have been called for redemption pursuant to the provisions of Section 3 of Article Sixth of the Articles of Incorporation, as amended, the conversion right shall terminate at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price. As used herein “conversion price” at any time means $25 divided by the then current “conversion rate”.

                     (b)     The holder of a share or shares of this series may exercise the conversion right as to any thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the shares of this series or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “conversion date.” As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check in respect of any fraction of a share as provided in subparagraph 3(c) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

                     (c)      The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of this series. If more than one share of this series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of this series so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make payment therefor on the basis of the Net Asset Value per Share of Common Stock as defined below in subparagraph 3(d) (iii), as of the close of business on a date not more than seven days prior to the conversion date.

                     (d)      The conversion rate provided for in subparagraph 3(a) above shall be subject to the following adjustments, which shall be made to the nearest one-thousandth of a share of Common Stock:

           (i)     If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective at the opening of business on the first business day next following such record date, provided, however, that no adjustment of the conversion rate shall be made pursuant to the provisions of this subparagraph 3(d) (i) by reason of the issuance of shares of Common Stock in payment of dividends payable at the option of holders of Common Stock either in cash or in full shares of Common Stock.

           (ii)     If the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares of its Common Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective at the opening of business on the first business day next following the day such action becomes effective.

          (iii)     If the Corporation shall issue or sell any shares of its Common Stock (other than shares of its Common Stock issued to the holders of its Common Stock as a dividend for which adjustment of the conversion rate is made pursuant to subparagraph 3(d) (i) or in connection with a split of its outstanding shares of Common Stock and other than shares of its Common Stock issued upon conversion of shares of this series) for a consideration per share less than the Net Asset Value per Share of Common Stock, the conversion rate in effect immediately prior to such issuance or sale shall be forthwith increased to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such issuance or sale and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock of the Corporation which the aggregate consideration received by the Corporation upon such issuance or sale would purchase at the Net Asset Value per Share of Common Stock at the time of such issuance or sale.

                     For the purposes of this subparagraph 3(d) (iii) the following provisions shall be applicable:

         (A)     In the case of the issuance or sale of shares of Common Stock for cash, the consideration shall be deemed to be the cash proceeds received by the Corporation before deducting any discounts, commissions or other expenses incurred in connection therewith.

         (B)    In the case of the issuance or sale of shares of Common Stock (otherwise than upon conversion or exchange of securities by their terms convertible or exchangeable into Common Stock) for a consideration other than cash, the amount of such consideration shall be deemed to be the fair value thereof as determined by the Board of Directors of the Corporation, irrespective of any accounting treatment.

         (C)     In the case of the issuance of shares of Common Stock in payment of dividends payable at the option of holders of Common Stock either in cash or in full shares of Common Stock, the consideration shall be deemed to be the amount of cash which the Corporation would have paid in lieu of the shares of Common Stock so issued.

         (D)     If the Corporation issues options or rights to purchase or subscribe for shares of its Common Stock or issues any other securities (other than the shares of this series) which are by their terms convertible into or exchangeable for shares of Common Stock and if the consideration per share of Common Stock deliverable upon the exercise of such options or rights or upon conversion or exchange of such securities, determined as provided below, is less than the Net Asset Value per Share of Common Stock at the time of issuance of such options, rights or securities:

          I.     The aggregate number of shares of Common Stock deliverable under such options or rights shall be deemed to have been issued at the time such options or rights become exercisable, and for a consideration equal to the minimum purchase price provided for in such options or rights plus the consideration if any (determined in the manner provided for in clauses (A) and (B) above with respect to cash consideration and consideration other than cash) received by the Corporation for such options or rights;

II. The maximum number of shares of Common Stock initially deliverable upon conversion of or in exchange for any such convertible or exchangeable securities shall be deemed to have been issued at the time such securities become convertible or exchangeable, and for a consideration equal to the consideration received by the Corporation for such securities, before deducting any discounts, commissions or other expenses in connection with the issuance and sale of such securities, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined as provided in clauses (A) and (B) above with respect to cash consideration and consideration other than cash); and

          III.     On the expiration of such options or rights, or the termination of such right to convert or exchange, the conversion rate shall forthwith be readjusted to such conversion rate as would have obtained at such expiration date had the adjustment made at the time such options, rights, or convertible or exchangeable securities became exercisable, convertible or exchangeable, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such securities.

         (E)     As used in subparagraph 3(c) and in this subparagraph 3(d)(iii), the term Net Asset Value per Share of Common Stock means the lesser of (x) the total value of the Corporation’s investments and other assets, as determined by the Board of Directors of the Corporation in accordance with Section 2(a)(41)(B) of the Investment Company Act of 1940, less the sum of its liabilities and the aggregate involuntary liquidation preference of the outstanding shares of Convertible Preferred Stock, divided by the number of outstanding shares of Common Stock and (y) the total value of the Corporation’s investments and other assets, as determined by the Board of Directors of the Corporation in accordance with Section 2(a)(41)(B) of the Investment Company Act of 1940, less its liabilities, divided by the sum of the number of outstanding shares of Common Stock and the number of shares of Common Stock issuable upon conversion of outstanding shares of this series.

           (iv)     Whenever the Corporation shall declare a distribution payable to the holders of its Common Stock from net realized long-term capital gain on its investments which (together with all other distributions declared in such calendar year from net realized long-term capital gain) is in an amount in excess of 10% of the Net Asset Value Attributable to Common Stock on the preceding December 31, the conversion price in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be decreased (and the conversion rate consequently increased) effective at the opening of business on the first business day next following such record date by an amount, in the case of the conversion price, equal to the sum of the aggregate long-term capital gain per share of Common Stock declared previously in such calendar year and the long-term capital gain per share of Common Stock payable to holders on such record date in respect of the shares of Common Stock outstanding at the close of business on such record date (less any amount by which the conversion price shall have been previously decreased in such calendar year pursuant to this subparagraph 3(d)(iv)). As used in this subparagraph 3(d)(iv), the term Net Asset Value Attributable to Common Stock means the total value of the Corporation’s investments and other assets, as determined by the Board of Directors of the Corporation in accordance with Section 2(a)(41)(B) of the Investment Company Act of 1940, less the sum of its liabilities and the aggregate involuntary liquidation preference of the outstanding shares of Convertible Preferred Stock.

Whenever the conversion rate is adjusted pursuant to this subparagraph 3(d) the Corporation shall (i) promptly place on file at the office of its transfer agent or agents for the shares of this series a statement signed by the Chairman, the President or the Secretary of the Corporation showing in detail the facts requiring such adjustment and the conversion rate and conversion price after such adjustment, and shall make such statement available for inspection by stockholders of the Corporation, and (u) cause a notice to be published at least once in a newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, New York, stating that such adjustment has been made and the adjusted conversion rate and the adjusted conversion price.

                     (e)     In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation except a split or combination of shares) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation (i) that the holder of each share of this series then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of this series might have been converted immediately prior thereto, and (ii) that there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in subparagraph 3(d) above. The provisions of this subparagraph 3(e) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                     (f)     The issuance of Common Stock on conversion of shares of this series shall be without charge to the converting holder of shares of this series for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of this series converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                     (g)     Shares of Common Stock issued on conversion of shares of this series shall be issued as fully paid shares and shall be non-assessable by the Corporation. The Corporation shall at all times reserve and keep available, free from preemptive rights, for the purpose of effecting the conversion of shares of this series, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of this series.

                     (h)     In case at any time:

           (i)     a distribution is to be declared to the holders of Common Stock from net realized long-term capital gain which would result in an adjustment of the conversion rate pursuant to subparagraph 3(d)(iv);

(ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of its capital stock of any class or any other rights; or

(iii) the consolidation or merger of the Corporation with another corporation shall be proposed by the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen days’ prior notice to be mailed to the transfer agent or agents for the shares of this series, and to the holders of record of the outstanding shares of this series, of the date on which (x) the books of the Corporation shall close or a record be taken for such distribution or subscription rights, or (y) such consolidation or merger shall take place, as the case may be. Such notice shall also specify the date as of which holders of Common Stock of record shall participate in such distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such consolidation or merger, as the case may be. The failure to mail or publish such notice or any defect therein or the failure of any addressee to receive it shall not affect the validity of any action taken or to be taken by the Corporation with regard to holders to whom notice was properly mailed.

                     IN WITNESS WHEREOF, PETROLEUM & RESOURCES CORPORATION has caused these presents to be signed in its name and on its behalf by its Chairman, President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on June 7, 1977.

ATTEST:	PETROLEUM & RESOURCES CORPORATION
By

J. G. Whitney, Secretary

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PETROLEUM & RESOURCES CORPORATION

                     PETROLEUM & RESOURCES CORPORATION, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                     FIRST:  The Articles of Incorporation of the Corporation are hereby amended by striking out the first paragraph of Article SIXTH thereof, as heretofore amended, and inserting in lieu thereof the following:

“SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares with an aggregate par value of $50,000,000, divided into two classes consisting of (a) 50,000,000 shares of Common Stock of the par value of $1.00 per share, and (b) 5,000,000 a shares of Preferred Stock without par value.”

                     SECOND:  The Board of Directors of the Corporation at a meeting duly convened and held on January 13, 2000, adopted a resolution in which was set forth the foregoing amendment of the Articles of Incorporation, declaring that said amendment was advisable and directing that it be submitted for action thereon at the Annual Meeting of Stockholders of the Corporation to be held on March 28, 2000.

                     THIRD:  Notice setting forth the said amendment of the Articles of Incorporation and stating that a purpose of the Annual Meeting of Stockholders would be to take action thereon was given, as required by law, to all stockholders entitled to vote thereon.

                     FOURTH:  The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon, being a majority of the issued and outstanding shares of Common Stock.

                     FIFTH:  The amendment of the Article of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                     SIXTH:  (a)  The total number of shares of all classes of stock of the Corporation heretofore authorized by Article SIXTH of the Articles of Incorporation of the Corporation is 31,000,000 shares, with an aggregate par value of $50,000,000, divided into (1) 25,000,000 shares of Common Stock, par value $1.00 per share, (ii) 5,000,000 shares of Preferred Stock, without par value, and (iii) 1,000,000 shares of Convertible Preferred Stock, par value $25.00 per share; (b) the total number of shares of all classes of stock of the Corporation, as increased by the foregoing amendment to said Article SIXTH, is 55,000,000 shares, with an aggregate par value of $50,000,000, divided into (i) 50,000,000 shares of Common Stock, par value $1.00 per share, and (ii) 5,000,000 shares of Preferred Stock, without par value, and (c) a description, as amended, of each class of stock of the rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption is set forth in the Articles of Incorporation of the Corporation, as amended hereby.

                     IN WITNESS WHEREOF, Petroleum & Resources Corporation has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to the approval thereof are true in all material respects on May 8, 2000.

ATTEST:	PETROLEUM & RESOURCES CORPORATION
/s/ LAWRENCE L. HOOPER, JR.	By	/s/ RICHARD F. KOLOSKI

Lawrence L. Hooper, Jr. Vice President, Secretary & General Counsel		Richard F. Koloski President

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PETROLEUM & RESOURCES CORPORATION

ARTICLES OF AMENDMENT

                     PETROLEUM & RESOURCES CORPORATION, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter referred to as the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                     FIRST:  The Articles of Incorporation of the Corporation are hereby amended by adding a second paragraph to Article Tenth as follows;

“The affirmative vote of the holders of two-thirds of the total number of shares outstanding and entitled to vote shall be necessary to authorize any of the following actions: (i) a merger or consolidation with an open-end investment company, (ii) the dissolution of the Corporation, (iii) the transfer of all or substantially all of the assets of the Corporation, (iv) any amendment to these Articles of Incorporation which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two-thirds vote required to authorize the actions listed in this paragraph or (v) a merger or consolidation with a corporation whose charter does not require the vote of at least two-thirds of each class of stock entitled to be cast to approve the actions listed in this paragraph.”

and by adding at the beginning of the first paragraph of Article Tenth, the clause: “Except as otherwise provided in the paragraph below and in Article Sixth, . . .”.

                     SECOND:  The Board of Directors of the Corporation on January 11, 1979, duly adopted a resolution in which was set forth the foregoing amendment of the Articles of Incorporation, declaring that the said amendment of the Articles of Incorporation as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at the annual meeting to be held on March 28, 1979.

                     THIRD:  Notice setting forth said amendment of the Articles of Incorporation and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon.

                     FOURTH:  The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                     IN WITNESS WHEREOF, PETROLEUM & RESOURCES CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best

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of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on April 24, 1979.

PETROLEUM & RESOURCES CORPORATION,
	By	/s/ ROBERT J. M. WILSON

Robert J. M. Wilson, President
(SEAL)
/s/ J. G. WHITNEY

J. G. Whitney, Secretary

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PETROLEUM & RESOURCES CORPORATION

ARTICLES OF AMENDMENT

(Pursuant to Section 2-604 of the
Maryland General Corporation Law)

                     PETROLEUM & RESOURCES CORPORATION, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                     FIRST:  The Articles of Incorporation, as amended, of the Corporation are hereby further amended by adding thereto the following Articles ELEVENTH and TWELFTH:

“ELEVENTH: To the fullest extent that applicable law (including the General Corporation Law of the State of Maryland and the Investment Company Act of 1940), as in effect on the date this Article became a part of the Corporation’s Articles of Incorporation or as such law may thereafter be amended and in effect, permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

“TWELFTH: The Corporation shall indemnify to the fullest extent permitted by applicable law (including the General Corporation Law of the State of Maryland and the Investment Company Act of 1940), as in effect on the date this Article became a part of the Corporation’s Articles of Incorporation or as such law may thereafter be amended and in effect, any person who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any investigation, claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer or, at the option of the Board of Directors in any particular case, an employee or agent, of the

Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer, partner or trustee, or, at the option of the Board of Directors in any particular case, an employee or agent. To the fullest extent permitted by applicable law (including the General Corporation Law of the State of Maryland and the Investment Company Act of 1940), as in effect on the date this Article became a part of the Corporation’s Articles of Incorporation or as such law may thereafter be amended and in effect, expenses incurred by any such person in connection with any such investigation, claim, action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation of the rights provided to any director or officer by this Article shall be enforceable against the Corporation by any such director or officer, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment to or repeal of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.”

                     SECOND:  The Board of Directors of the Corporation, at a meeting duly convened and held on January 12, 1989, adopted a resolution setting forth the foregoing amendment of the Articles of Incorporation, declaring that said amendment was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Company to be held on March 28, 1989.

                     THIRD:  Notice setting forth the said amendment of the Articles of Incorporation and stating that a purpose of the annual meeting of stockholders would be to take action thereon was given, as required by law, to all stockholders entitled to vote thereon.

                     FOURTH:  The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the

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Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon.

                     FIFTH:  The amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                     IN WITNESS WHEREOF, Petroleum & Resources Corporation has caused these presents to be signed in its name and on its behalf by its officer thereunto duly authorized and its corporate seal to be hereunto affixed and attested by its Secretary on March 28, 1989.

PETROLEUM & RESOURCES CORPORATION,
	By	/s/ RICHARD F. KOLOSKI

Name: Richard F. Koloski Title: President
Attest:
/s/ J. G. WHITNEY

J. G. Whitney Vice President and Secretary

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PETROLEUM & RESOURCES CORPORATION

ARTICLES SUPPLEMENTARY

                     Petroleum & Resources Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”), that:

                     FIRST:  Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) at a meeting duly called and held, the Corporation elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-804(b) and (c) of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

                     SECOND:  The election to become subject to Section 3-804(b) and (c) of the MGCL has been approved by the Board of Directors in the manner and by the vote required by law.

                     THIRD:  The undersigned Executive Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Executive Vice President and attested by its Secretary on this 16th day of October, 2003.

ATTEST:	PETROLEUM & RESOURCES CORPORATION
/s/ LAWRENCE L. HOOPER, JR.	/s/ JOSEPH M. TRUTA	(SEAL)

Lawrence L. Hooper, Jr. Secretary	Joseph M. Truta Executive Vice President

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